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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



        We consent to the incorporation by reference in this registration statement on Form S-3 of our reports which include an explanatory paragraph concerning the Company's ability to continue as a going concern, dated March 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of American BioMed, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, and for the period from inception, September 4, 1984, to December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                                /s/ COOPERS & LYBRAND L.L.P.
                                                -----------------------------
                                                    COOPERS & LYBRAND L.L.P.


Houston, Texas
April 11, 1997